Exhibit 99.1

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter

•	Net revenue increased 24.1% to $25.6 million, while operating income climbed 26.4% to $0.6 million

•	Product segment net sales increased 32.4% to $17.2 million

•	Service segment net revenue was up 10.1% to $8.4 million

ROCHESTER, NY, July 26, 2011 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading distributor of professional grade handheld test and measurement instruments and accredited provider of calibration, repair and other measurement services, today reported financial results for its fiscal 2012 first quarter ended June 25, 2011. Included are the results of the calibration and repair services business of ACA TMetrix Inc. (“TMetrix”), which the Company acquired on November 1, 2010, those of Wind Turbine Tools, Inc. (“Wind Turbine Tools”), a premier provider of products and services to the wind energy industry, which the Company acquired effective January 11, 2011, and CMC Instrument Services, Inc. (“CMC”), a Rochester, New York-based provider of dimensional calibration and repair services, which the Company acquired on April 5, 2011.

Net revenue in the first quarter of fiscal 2012 was $25.6 million, an increase of 24.1% compared with net revenue of $20.6 million in the first quarter of fiscal 2011. Product segment net sales were $17.2 million for the first quarter of fiscal 2012, an increase of 32.4% compared with $13.0 million in the prior fiscal year first quarter. Service segment net revenue, which represented 32.9% of total net revenue, increased 10.1% to $8.4 million in the first quarter of fiscal 2012 compared with $7.7 million in the prior fiscal year first quarter.

Net income was $325 thousand in the first quarter of fiscal 2012, up 16.9% from $278 thousand in the first quarter of fiscal 2011. The growth in net income was driven by increased operating profits in the Company’s Product segment. Diluted earnings per share for both periods were $0.04.

Charles P. Hadeed, President, CEO and COO of Transcat, commented, “We generated our seventh consecutive quarter of record net revenue, as customer demand continued at a good pace. We experienced strong top-line gains in both of our segments, which drove our 26% improvement in operating income. Our financial and operational performance during the first quarter was excellent, giving us a strong start to the new fiscal year and building on our momentum.”

Strong Product and Service Segment Results Drive 26% Growth in Operating Income in Fiscal 2012 First Quarter

First quarter fiscal 2012 gross profit increased to $6.3 million, or 24.6% of net revenue, compared with $5.4 million, or 26.0% of net revenue, in the prior year period, reflecting gains in gross profit from both the Product and Service segments of 21.9% and 9.3%, respectively. The 140 basis point decline in gross margin was primarily due to strong sales within the lower margin reseller channel.

Total operating expenses increased $0.8 million, or 16.7%, to $5.7 million in the first quarter of fiscal 2012, compared with $4.9 million in the first quarter of fiscal 2011. The increase reflects higher employee-based compensation, acquisition-related expenses and investments in sales and marketing initiatives. As a percentage of net revenue, operating expenses improved to 22.4% in the first quarter of fiscal 2012, from 23.8% in the first quarter of fiscal 2011.

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 2

Operating income for the first quarter of fiscal 2012 was $0.6 million, an increase of $0.1 million, or 26.4%, compared with $0.5 million in the first quarter of fiscal 2011. Operating margin was 2.2% in the first quarters of both fiscal 2012 and fiscal 2011.

During the first quarter of fiscal 2012, Transcat generated $1.2 million of EBITDA (earnings before interest, taxes, depreciation and amortization), compared with $1.0 million for the same period of the prior fiscal year. See Note 1 on page 3 for further description of this non-GAAP financial measure.

The Company’s effective tax rate in the first quarter of fiscal 2012 was 38.1% compared with 37.4% in the first quarter of fiscal 2011.

Product and Service Segment Review

Product Segment: Represents the distribution of professional grade handheld test and measurement instruments business (67.1% of total net revenue)

Product segment net sales increased $4.2 million, or 32.4%, to $17.2 million in the first quarter of fiscal 2012 compared with the first quarter of fiscal 2011, driven by the Company’s sales and marketing campaigns to expand its customer base. Sales to wind energy customers increased $1.1 million year-over-year and accounted for 8.8% and 3.3% of Product segment sales in the first quarters of fiscal 2012 and 2011, respectively. The increased sales were aided by the acquisition of Wind Turbine Tools in January 2011.

Average Product segment sales per day were $268 thousand in the first quarter of fiscal 2012 up from $203 thousand in the first quarter of fiscal 2011. Sales of the Company’s products through its website increased 24.6% to $1.5 million, or 8.9% of product sales, in the first quarter of fiscal 2012 compared with $1.2 million, or 9.5% of product sales, in the first quarter of fiscal 2011. Focused sales efforts within specific product groups and enhanced email marketing continued to drive the increase in online sales.

Product segment gross profit in the first quarter of fiscal 2012 grew to $4.3 million, or 24.8% of net product sales, compared with $3.5 million, or 27.0% of net product sales, in the first quarter of fiscal 2011. Gross margin for the Product segment is a function of a number of factors including volume, market channel mix, manufacturers’ rebates, product mix and discounts to customers. While sales in the direct channel increased 29.7% during the first quarter of fiscal 2012, sales to the reseller channel increased 41.1%. The growth in the reseller channel was driven by several high volume product orders to some of the Company’s key customers within this channel. The increased mix of products sold through the reseller channel resulted in reduced Product gross margin in the first quarter of fiscal 2012. Also impacting the gross margin was an increase in sales of products supplied by overseas vendors, which resulted in higher shipping, handling and customs-related costs. Many of these products are integral to customers within the wind energy industry.

Product segment operating income was $0.8 million, or 4.8% of net product sales, in the first quarter of fiscal 2012 compared with $0.6 million, or 4.8% of net product sales, in the first quarter of fiscal 2011.

Service Segment: Represents the accredited calibration, repair and other measurement services business (32.9% of total net revenue)

Service segment net revenue was $8.4 million in the first quarter of fiscal 2012, a 10.1% increase from the $7.7 million reported in the first quarter of fiscal 2011. During the first quarter of fiscal 2012, sales to non-wind energy customers improved $0.9 million, or 12.7%, when compared with the first quarter of fiscal 2011, as the Company successfully increased market share and added new customers with its recent acquisitions. Services provided to wind energy customers represented 7.0% of total service revenue for the first quarter of fiscal 2012, compared with 9.3% of total service revenue in the first quarter of fiscal 2011.

The Company’s strategy has been to focus its capital and marketing investments in the electrical, temperature, pressure and dimensional disciplines. Typically, approximately 20% of Service segment

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 3

revenue has been generated from outsourcing customer equipment to third-party vendors for calibration beyond the Company’s chosen scope of capabilities. In the first quarter of fiscal 2012, 19.8% of the Company’s Service segment revenue was subcontracted to third-party vendors compared with 23.3% in the first quarter of fiscal 2011.

Service segment gross profit in the first quarter of fiscal 2012 was $2.0 million, an increase of 9.3% over the first quarter of fiscal 2011. Service segment gross margin declined 20 basis points year-over-year as cost growth, due to general inflationary increases and incremental costs associated with recent acquisitions, slightly outpaced the Company’s revenue growth.

The increase in Service segment gross profit was offset by increased selling expenses to help drive future revenue growth and non cash amortization of intangibles related to recent acquisitions. As a result, Service segment operating loss was $0.3 million during the first quarter of fiscal 2012, compared with an operating loss of $0.2 million in the first quarter of fiscal 2011.

Balance Sheet and Cash Management

Net cash used in operations was $0.6 million in the first quarter of fiscal 2012, compared with $0.2 million used in the first quarter of fiscal 2011. The year-over-year change was the result of working capital requirements and timing. Inventory at the end of the first quarter of fiscal 2012 was $8.6 million, up from $7.6 million at the end of fiscal year 2011. The inventory increase was anticipated and was a result of the Company’s strategic decision to make advance purchases of specific, high demand products to ensure availability in the aftermath of the Japanese earthquake. The Company expects inventory to decline to between $6.5 million and $7.0 million by the end of fiscal 2012.

Capital expenditures in the first quarter of fiscal 2012 were $0.6 million compared with $0.2 million in the first quarter of fiscal 2011, and were primarily for additional service capabilities and facility improvements. During the first quarter of fiscal 2012, the Company also spent $0.1 million to acquire CMC. Transcat expects capital spending for fiscal 2012 to be in the range of $1.8 million to $2.2 million.

As of June 25, 2011, the Company had $8.5 million in remaining availability under its $15.0 million revolving credit facility.

Outlook

Mr. Hadeed concluded, “While Transcat has achieved significant progress over the past two years, our outlook has not changed. We remain cautious given the still-challenging macroeconomic environment and the cyclicality of the wind energy industry. We believe Transcat is well positioned and that our long-term growth strategy is sound. We remain focused on successfully executing on our business strategy and are optimistic that we will continue to perform well into the future.”

NOTE 1

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present EBITDA (earnings before interest, taxes, depreciation, and amortization), which is a non-GAAP measure. The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See attached EBITDA Reconciliation table on page 8.

ABOUT TRANSCAT

Transcat, Inc. is a leading distributor of professional grade handheld test and measurement instruments and accredited provider of calibration, repair and other measurement services primarily for the pharmaceutical

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 4

and FDA-regulated, industrial manufacturing, energy and utilities, chemical manufacturing, and other industries. Through its distribution products segment, Transcat markets and distributes national and proprietary brand instruments to nearly 15,000 customers. The Company offers access to more than 25,000 test and measurement instruments. Transcat delivers precise, reliable, fast calibration, and repair services across the United States, Canada and Puerto Rico through its 14 strategically located Calibration Centers of Excellence. The breadth and depth of parameters covered by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

Transcat’s growth strategy is to expand both its distribution products and calibration services in markets that value product breadth and availability and rely on accredited calibration services to maintain the integrity of their processes.

More information about Transcat can be found on its website at: transcat.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John Zimmer, Chief Financial Officer

Phone: (585) 352-7777 Email: jzimmer@transcat.com

-OR-

Deborah Pawlowski, Investor Relations

Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

– FINANCIAL TABLES FOLLOW –

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 5

TRANSCAT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	(Unaudited) First Quarter Ended
	June 25, 2011	June 26, 2010

Product Sales	$17,182	$12,975
Service Revenue	8,423	7,653

Net Revenue	25,605	20,628

Cost of Products Sold	12,914	9,474
Cost of Services Sold	6,393	5,796

Total Cost of Products and Services Sold	19,307	15,270

Gross Profit	6,298	5,358

Selling, Marketing and Warehouse Expenses	3,626	3,049
Administrative Expenses	2,102	1,858

Total Operating Expenses	5,728	4,907

Operating Income	570	451

Interest Expense	28	12
Other Expense (Income), net	17	(5)

Total Other Expense	45	7

Income Before Income Taxes	525	444
Provision for Income Taxes	200	166

Net Income	$325	$278

Basic Earnings Per Share	$0.04	$0.04
Average Shares Outstanding	7,277	7,287

Diluted Earnings Per Share	$0.04	$0.04
Average Shares Outstanding	7,608	7,527

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 6

TRANSCAT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

	(Unaudited) June 25, 2011	March 26, 2011
ASSETS
Current Assets:
Cash	$42	$32
Accounts Receivable, less allowance for doubtful accounts of $97 and $73 as of June 25, 2011 and March 26, 2011, respectively	11,983	12,064
Other Receivables	960	617
Inventory, net	8,567	7,571
Prepaid Expenses and Other Current Assets	899	840
Deferred Tax Asset	693	631

Total Current Assets	23,144	21,755
Property and Equipment, net	5,461	5,253
Goodwill	11,745	11,666
Intangible Assets, net	1,950	1,982
Deferred Tax Asset	246	296
Other Assets	419	408

Total Assets	$42,965	$41,360

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$8,554	$8,241
Accrued Compensation and Other Liabilities	2,936	3,579
Income Taxes Payable	156	208

Total Current Liabilities	11,646	12,028
Long-Term Debt	6,543	5,253
Other Liabilities	787	750

Total Liabilities	18,976	18,031

Shareholders’ Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,787,044 and 7,759,580 shares issued as of June 25, 2011 and March 26, 2011, respectively; 7,288,262 and 7,260,798 shares outstanding as of June 25, 2011 and March 26, 2011, respectively	3,894	3,880
Capital in Excess of Par Value	10,386	10,066
Accumulated Other Comprehensive Income	486	485
Retained Earnings	11,417	11,092
Less: Treasury Stock, at cost, 498,782 shares as of June 25, 2011 and March 26, 2011	(2,194)	(2,194)

Total Shareholders’ Equity	23,989	23,329

Total Liabilities and Shareholders’ Equity	$42,965	$41,360

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 7

TRANSCAT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	(Unaudited) First Quarter Ended
	June 25, 2011	June 26, 2010
Cash Flows from Operating Activities:
Net Income	$325	$278
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Deferred Income Taxes	(8)	(14)
Depreciation and Amortization	670	496
Provision for Accounts Receivable and Inventory Reserves	66	1
Stock-Based Compensation Expense	258	159
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(297)	2,359
Inventory	(1,028)	(1,140)
Prepaid Expenses and Other Assets	(163)	54
Accounts Payable	213	(1,239)
Accrued Compensation and Other Liabilities	(543)	(1,023)
Income Taxes Payable	(58)	(142)

Net Cash Used in Operating Activities	(565)	(211)

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(610)	(215)
Business Acquisition	(125)	–

Net Cash Used in Investing Activities	(735)	(215)

Cash Flows from Financing Activities:
Revolving Line of Credit, net	1,296	405
Payments on Other Debt Obligations	(6)	(6)
Payment of Contingent Consideration	(58)	(52)
Issuance of Common Stock	70	42
Excess Tax Benefits Related to Stock-Based Compensation	6	–

Net Cash Provided by Financing Activities	1,308	389

Effect of Exchange Rate Changes on Cash	2	(1)

Net Increase (Decrease) in Cash	10	(38)
Cash at Beginning of Period	32	123

Cash at End of Period	$42	$85

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 8

Transcat, Inc.

Fiscal 2012 First Quarter and Fiscal Year 2011

Additional Information

EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	FY2012
	Q1				YTD
Net Income	$325				$325
+ Interest Expense	28				28
+ Income Tax Provision	200				200
+ Depreciation & Amortization	670				670

EBITDA	$1,223				$1,223

	FY2011
	Q1	Q2	Q3	Q4	YTD
Net Income	$278	$527	$897	$1,086	$2,788
+ Interest Expense	12	16	13	32	73
+ Income Tax Provision	166	347	529	652	1,694
+ Depreciation & Amortization	496	529	597	671	2,293

EBITDA	$952	$1,419	$2,036	$2,441	$6,848

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 9

Transcat, Inc.

Fiscal 2012 First Quarter

Additional Information

Business Segment Data

(Dollars in thousands)

	(Unaudited)	(Unaudited)
	Quarter ended June 25, 2011	Quarter ended June 26, 2010	$ Change	% Change
Products
Net sales	$17,182	$12,975	$4,207	32.4%

Gross profit	4,268	3,501	767	21.9%
Margin	24.8%	27.0%

Operating income	821	626	195	31.2%
Margin	4.8%	4.8%

Services
Net revenue	$8,423	$7,653	$770	10.1%

Gross profit	2,030	1,857	173	9.3%
Margin	24.1%	24.3%

Operating loss	(251)	(175)	(76)	(43.4%)
Margin	(3.0%)	(2.3%)

Consolidated
Net revenue	$25,605	$20,628	$4,977	24.1%

Gross profit	6,298	5,358	940	17.5%
Margin	24.6%	26.0%

Operating income	570	451	119	26.4%
Margin	2.2%	2.2%

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 10

Transcat, Inc.

Additional Information

PRODUCT SEGMENT SALES BY MARKET CHANNEL

(Dollars in thousands)

(Unaudited)

	FY 2012
	Q1				FY 2012 YTD Total	% of Total
Direct	$12,504				$12,504	72.8%
Reseller	4,422				4,422	25.7%
Freight Billed to Customers	256				256	1.5%
Total Product Sales	$17,182				$17,182

	FY 2011
	Q1	Q2	Q3	Q4	FY 2011 YTD Total	% of Total
Direct	$9,640	$9,906	$12,462	$12,389	$44,397	74.2%
Reseller	3,133	3,352	3,861	4,199	14,545	24.3%
Freight Billed to Customers	202	214	239	265	920	1.5%
Total Product Sales	$12,975	$13,472	$16,562	$16,853	$59,862

PRODUCT SALES PER BUSINESS DAY

(Dollars in thousands)

(Unaudited)

	FY 2012
	Q1				FY 2012 YTD Total
Number of business days	64				64
Total product sales	$17,182				$17,182
Sales per day	$268				$268

	FY 2011
	Q1	Q2	Q3	Q4	FY 2011 YTD Total
Number of business days	64	63	62	64	253
Total product sales	$12,975	$13,472	$16,562	$16,853	$59,862
Sales per day	$203	$214	$267	$263	$237

- MORE -

Transcat Reports 26% Increase in Operating Income on Record Net Revenue for Fiscal 2012 First Quarter July 26, 2011	Page 11

PRODUCT SEGMENT SALES BY REGION

(Dollars in thousands)

(Unaudited)

	FY 2012
	Q1				FY 2012 YTD Total	% of Total
United States	$14,979				$14,979	87.2%
Canada	1,258				1,258	7.3%
Other International	689				689	4.0%
Freight Billed to Customers	256				256	1.5%
Total	$17,182				$17,182

	FY 2011
	Q1	Q2	Q3	Q4	FY 2011 YTD Total	% of Total
United States	$11,124	$11,589	$14,254	$14,565	$51,532	86.1%
Canada	1,079	957	1,377	1,387	4,800	8.0%
Other International	570	712	692	636	2,610	4.4%
Freight Billed to Customers	202	214	239	265	920	1.5%
Total	$12,975	$13,472	$16,562	$16,853	$59,862

SERVICE SEGMENT REVENUE BY TYPE

(Dollars in thousands)

(Unaudited)

	FY 2012
	Q1				FY 2012 YTD Total	% of Total
Depot/On-site	$6,542				$6,542	77.7%
Outsourced	1,673				1,673	19.8%
Freight Billed to Customers	208				208	2.5%
Total Service Revenue	$8,423				$8,423

	FY 2011
	Q1	Q2	Q3	Q4	FY 2011 YTD Total	% of Total
Depot/On-site	$5,689	$5,800	$5,677	$6,963	$24,129	77.0%
Outsourced	1,786	1,473	1,466	1,720	6,445	20.6%
Freight Billed to Customers	178	175	176	221	750	2.4%
Total Service Revenue	$7,653	$7,448	$7,319	$8,904	$31,324

- END -